As filed with the Securities and Exchange Commission, pursuant to EDGAR, on November 10, 1995

                                                  Registration No. 33-51435
          =================================================================


                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                               -----------------------

                            POST-EFFECTIVE AMENDMENT NO. 1
                                          to
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        Under
                              The Securities Act of 1933

                              -------------------------


                             Santa Fe Pacific Corporation
                (Exact name of registrant as specified in its charter)


                      Delaware                                36-3258709
          (State or other jurisdiction of                  (I.R.S. Employer
          incorporation or organization)                Identification No.)

                                 1700 East Golf Road
                           Schaumburg Illinois  60173-5860
                                    (708) 995-6000
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)


                             Jeffrey R. Moreland, Esquire
                                 1700 East Golf Road
                           Schaumburg, Illinois  60173-5860
                                    (708) 995-6000
                  (Name, address, including zip code, and telephone
                  number, including area code, of agent for service)

                               -----------------------

                                      Copies to:

          James J. Junewicz                       Robert M. Thomas, Jr.
          Mayer, Brown & Platt                    Sullivan & Cromwell
          190 South LaSalle Street                125 Broad Street
          Chicago, Illinois  60603                New York, New York  10004
          (312) 782-0600                          (212) 558-4000

                               -----------------------

               This Post-Effective Amendment is being filed solely to remove from registration all securities offered in the Registration Statement which remained unsold at the termination of the offering.

                               -----------------------

                                      SIGNATURE

               The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Schaumburg, State of Illinois, on November 6, 1995.


                                   SANTA FE PACIFIC CORPORATION


                                   By:  /s/ Jeffrey R. Moreland
                                        ------------------------------
                                        Jeffrey R. Moreland
                                        Vice President-Law and General
                                        Counsel